Exhibit 6.1


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





Calculation of Loss per ADR and Ordinary Share
----------------------------------------------
                                                                    $'000's                   (pound)'000's


Net Loss for the year ended December 31, 2002                  (30,511,000)              (18,958,000)
                                                             ===============           ===============

Weighted average ADR's Basic and Diluted                         24,370,517                24,370,517

Weighted average Ordinary Shares - Basic and Diluted             48,741,033                48,741,033

Loss per ADR                                                         (1.25)                    (0.78)
                                                             ===============           ===============

Loss per share                                                       (0.63)                    (0.39)
                                                             ===============           ===============

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